                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                              M.A. HANNA COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                M.A.HANNACOMPANY
          SUITE 36-5000, 200 PUBLIC SQUARE, CLEVELAND, OHIO 44114-2304

To Our Stockholders:

    On behalf of the Board of Directors and management, I cordially invite you to attend the 1997 annual meeting of stockholders of the Company to be held on Wednesday, May 7, 1997, at 10:30 A.M. at the Forum Conference Center Auditorium, 1375 East Ninth Street, Cleveland, Ohio.

    At the meeting, in addition to considering and acting on the matters described in the Proxy Statement, there will be a management report. Following the report, there will be an opportunity for stockholders to ask questions about the Company and its operations.

    If you will need special assistance at the meeting because of a disability, please contact the office of the Corporate Secretary at the above address.

    Whether or not you currently plan to attend the meeting, it is important that you exercise your right to vote. Please sign, date and return the proxy card promptly.

    I look forward to seeing you on May 7.

                                    Sincerely,

                                    M. D. WALKER
                                    CHAIRMAN

                                M.A.HANNACOMPANY
                        SUITE 36-5000, 200 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-2304

                            NOTICE OF ANNUAL MEETING

    The annual meeting of stockholders of M.A. Hanna Company will be held on Wednesday, May 7, 1997 at 10:30 A.M. at the Forum Conference Center Auditorium, 1375 East Ninth Street, Cleveland, Ohio, for the following purposes:

    (1) Electing ten directors for the ensuing year;

    (2) Ratifying the appointment of auditors;

    (3) Ratifying and approving an Amendment to the Company's 1988 Long-Term Incentive Plan; and

    (4) Transacting such other business as may properly come before the meeting.

    The Board of Directors has fixed the close of business on March 11, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting or any adjournment thereof.

                                                 JOHN S. PYKE, JR.
                                   VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

March 20, 1997

    PLEASE FILL OUT, SIGN AND MAIL THE ENCLOSED FORM OF PROXY IF YOU DO NOT EXPECT TO BE PRESENT AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

                               TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                -----
NOTICE OF ANNUAL MEETING.......................................................................
PROXY STATEMENT................................................................................                       1
General Information............................................................................                       1
ELECTION OF DIRECTORS..........................................................................     (ITEM 1)          1
Meetings and Committees of the Board of Directors..............................................                       3
Holdings of Shares of the Company's Common Stock...............................................                       5
Section 16(a) Beneficial Ownership Reporting Compliance........................................                       5
Executive Compensation.........................................................................                       5
Retirement Benefits............................................................................                       8
Board Compensation Committee Report on Executive Compensation..................................                       9
Compensation Committee Interlocks and Insider Participation....................................                      12
Performance Graph..............................................................................                      13
Directors' Compensation........................................................................                      13
RATIFICATION OF APPOINTMENT OF AUDITORS........................................................     (ITEM 2)         14
PROPOSED AMENDMENT TO 1988 LONG-TERM INCENTIVE PLAN............................................     (ITEM 3)         14
Submission of Shareholder Proposals............................................................                      18
Other Matters..................................................................................                      18

                                PROXY STATEMENT
                              GENERAL INFORMATION

    This statement is furnished in connection with the solicitation by the Board of Directors of M.A. Hanna Company of proxies to be used at the annual meeting of stockholders of the Company to be held on Wednesday, May 7, 1997. The meeting will be held at the Forum Conference Center Auditorium, 1375 East Ninth Street, Cleveland, Ohio.

    If the accompanying form of proxy is properly executed and returned, the shares represented by it will be voted and, where a specification is made by the stockholder, as provided therein, will be voted in accordance with such specification. If no such specification is made, the shares will be voted in accordance with the recommendations of the Company's management. The proxy may, nevertheless, be revoked prior to its exercise by delivering written notice of revocation to the Company, by executing a later dated proxy or by attending the meeting and voting in person. For stockholders participating in the Company's Dividend Reinvestment and Stock Purchase Plan, the administering bank will only vote the shares that it holds for the participant's account in accordance with the proxy returned by the participant and the procedures set forth above. If a proxy is not returned or returned unsigned, none of the shares represented by that proxy, whether held in the Dividend Reinvestment and Stock Purchase Plan or otherwise, will be voted.

    At the annual meeting, the results of stockholder voting will be tabulated by the inspectors of election appointed for the annual meeting. The Company intends to treat properly executed proxies that are marked "abstain" or that are held in "street name" by brokers and are not voted on one or more particular proposals (if otherwise voted on at least one proposal) as "present" for purposes of determining whether a quorum has been achieved at the annual meeting. Directors will be elected by a plurality vote. Votes withheld in respect of the election of directors will not be counted in determining the outcome of that vote. In respect of the proposals to ratify the appointment of independent public accountants and ratify and approve the amendment to the Company's 1988 Long-Term Incentive Plan, abstentions will be treated as votes against the proposal and broker non-votes will be treated as having no effect on the outcome of the vote.

    At the close of business on March 11, 1997 the record date for the annual meeting, the Company had outstanding and entitled to vote 50,836,852 shares of Common Stock. Each share of Common Stock is entitled one vote on each matter brought before the meeting.

    The Company has retained Georgeson & Co. Inc., a proxy solicitation firm, for a fee of $8,000 plus reimbursement of normal expenses, to assist employees of the Company in the solicitation of proxies by personal interview, telephone and other means. The cost of solicitation of proxies will be borne by the Company.

    The Notice of Annual Meeting, Proxy Statement and form of proxy are first being mailed to stockholders on approximately March 20, 1997. The Annual Report of the Company for the year ended December 31, 1996 was first mailed to stockholders on February 24, 1997, but the Annual Report is not deemed to be part of this Proxy Statement.

    At the annual meeting of stockholders of the Company held on May 1, 1996, approximately 84% of the then outstanding shares were present at the meeting and voting.

                            1. ELECTION OF DIRECTORS

    The Board has nominated for re-election to the Board at the 1997 annual meeting the nine incumbent Directors, all of whom were elected at the 1996 annual meeting of stockholders, and Mr. Gordon D. Harnett, who has not previously been a Director of the Company.

    It is intended that shares represented by the proxies in the accompanying form will be voted for the election of the ten nominees listed below to serve as directors for a term of one year and until their successors are elected and qualified. If any nominee should be unable or unwilling to serve as a director, which the Board of Directors does not anticipate, the proxies will be voted for such other person as the Board of Directors may select or the size of the Board may be reduced accordingly.

    The following table lists information as of January 31, 1997 as to each nominee for director, his or her principal occupation or employment and certain other directorships. Except as otherwise indicated each nominee has had the same principal occupation or employment during the past five years.

  NOMINEE FOR DIRECTOR                         PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS
------------------------  ---------------------------------------------------------------------------------------
B. C. AMES                Partner, Clayton, Dubilier & Rice (investment bankers), May, 1990 to date. Director  of
Director since 1980       Lexmark International, Inc., The Progressive Corporation, Riverwood International, Inc.
Age -- 71                 and Wesco Distribution, Inc.

C. A. CARTWRIGHT          President,  Kent State University (public higher  education institution), 1991 to date.
Ph.D.                     Director of Key Bank N.A., Ohio Edison Company and Republic Engineered Steels, Inc. and
Director since 1994       Director  of  the  American  Cancer   Society,  and  National  Association  for   State
Age -- 55                 Universities   and  Land-Grant   Colleges.  Member  of   National  Collegiate  Athletic
                          Association Presidents Council.

W. R. EMBRY               President  and  Chief  Operating  Officer,  Team  Division,  The  Cleveland   Cavaliers
Director since 1990       (professional  basketball team), 1986  to date. Chairman  of the Board  of Michael Alan
Age -- 59                 Lewis  Company  (supplier  to  automotive  industry).  Director  of  Centerior   Energy
                          Corporation, Ohio Casualty Insurance Company and Key Bank N.A.

J. T. EYTON,              Chairman  and Director, Brascan Limited  and Trilon Financial Corporation (collectively
O.C.                      in natural resources, power generation and financial services). Member of the Senate of
Director since 1986       Canada. Director of  Barick Gold Corporation,  Coca Cola Beverages  Limited, The  Edper
Age -- 62                 Group Limited, Hees International Bancorp, Inc. and Noranda, Inc.

G. D. HARNETT             Chairman,  President  and  Chief  Executive  Officer,  Brush  Wellman  Inc.  (specialty
Age -- 54                 materials), January 1991 to date. Director of Essef Corp., Lubrizol Corp. and  National
                          City Bank.

G. D. KIRKHAM             Retired financial industry executive.
Director since 1975
Age -- 64

M. L. MANN                Chairman  and Chief Executive  Officer, Lexmark International,  Inc. (office machines),
Director since 1991       March 1991 to date. Director  of Imation, Inc. and member  of the Independent Board  of
Age -- 63                 Trustees, Fidelity Investments.

D. J. MCGREGOR            President and Chief Executive Officer of M.A. Hanna, January 1, 1997 to date; President
Director since 1990       and  Chief Operating  Officer of  M.A. Hanna,  1989 to  December 31,  1996. Director of
Age -- 56                 KeyCorp and Vulcan Materials Corporation.

R. W. POGUE               Senior Advisor, Dix  & Eaton  (public relations  firm), July  1, 1994  to date;  Senior
Director since 1988       Partner,  Jones, Day,  Reavis &  Pogue (attorneys)  January 1,  1993 to  June 30, 1994;
Age -- 68                 Managing Partner, 1989 to December 31,  1992. Director of Continental Airlines,  Derlan
                          Industries  Limited, KeyCorp, OHM Corporation, Redland PLC, Rotek Incorporated, and TRW
                          Inc.

M. D. WALKER              Chairman of M.A. Hanna, January 1, 1997  to date; Chairman and Chief Executive  Officer
Director since 1986       of  M.A. Hanna, 1986 to December 31, 1996.  Director of Comerica Inc., The Reynolds and
Age -- 64                 Reynolds Company, Textron Inc. and The Timken Company.

    The following table sets forth information as to the beneficial ownership of the Company's Common Stock on January 31, 1997 by each director-nominee, the chief executive officer and the four other most highly compensated executive officers and, as a group, the foregoing persons and other executive officers. Except as indicated in the footnotes, the director-nominees have sole voting and investment power over the shares listed.

                                                                                                    TOTAL
                                                                                                  SHARES &
                                                                                 SHARES OR          SHARE
                                             SHARES          PERCENT OF      SHARE EQUIVALENT    EQUIVALENT
                                          BENEFICIALLY      OUTSTANDING      HELD IN DEFERRED    BENEFICIALLY
NAME                                         OWNED             SHARES       COMPENSATION PLANS      HELD
--------------------------------------  ----------------  ----------------  -------------------  -----------
B. C. Ames............................      63,205(1)            *                   7,195           70,400
C. A. Cartwright......................      15,000(2)            *                     692           15,692
W. R. Embry...........................      22,725(1)            *                     805           23,530
J. T. Eyton...........................      12,068(3)            *                   2,438           14,506
G. D. Harnett.........................           0               *                       0                0
G. D. Kirkham.........................      38,700(1)(4)         *                     805           39,505
M. L. Mann............................      30,000(1)            *                   7,603           37,603
D. J. McGregor........................     480,752(5)(6)         *                   1,008          481,760
R. W. Pogue...........................      43,500(1)            *                     805           44,305
M. D. Walker..........................     899,716(6)(7)          1.8%              54,976          954,692
G. W. Henry...........................     101,218(6)            *                       0          101,218
J. S. Pyke, Jr........................     131,362(6)            *                   1,867          133,229
D. R. Schrank.........................     121,788(6)            *                   3,767          125,555
All directors and executive officers
as a group............................   2,003,914(6)             3.9%              81,961        2,085,875

* The shares beneficially owned amount to less than one percent of the outstanding shares of the Company's Common Stock.

(1) Includes 22,500 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's 1988 Long-Term Incentive Plan.

(2) Includes 15,000 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's 1988 Long-Term Incentive Plan.

(3) Includes 7,500 shares which may be acquired within 60 days through the exercise of stock options granted under the Company's 1988 Long-Term Incentive Plan.

(4) Includes 16,200 shares as to which Mr. Kirkham has shared investment and voting power; the shares are held by a trust for which he serves as co-trustee; Mr. Kirkham disclaims any beneficial interest in such shares.

(5) Includes 3,390 shares held by a trust for Mr. McGregor's wife.

(6) Includes shares which may be acquired within 60 days through the exercise of stock options as follows: 369,885, 491,533, 61,702, 84,218, 103,410, and
    1,154,448 shares for Messrs. McGregor, Walker, Henry, Pyke, Schrank and the group, respectively.

(7) Includes 56,250 shares owned by Mr. Walker's wife; Mr. Walker disclaims any beneficial interest in such shares.

               MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

    The Board of Directors held 7 meetings in 1996. All director-nominees attended at least seventy-five percent of the meetings of the Board and committees of the Board on which each served.

    In addition to meeting as a group to review the Company's business, certain members of the Board of Directors also devote their time and talents to the Board's five standing committees. The committees and their principal functions are as follows:

    The AUDIT COMMITTEE, composed of directors who are not employees of the Company, held 4 meetings in 1996 with the Company's Chief Financial Officer, Chief Accounting Officer, General Counsel, Director of Internal Audit and independent public accountants to review the plan and results of the audit by the independent accountants, the Company's financial statements, the scope and results of the Company's internal auditing procedures, the adequacy of the Company's system of internal controls and the Company's environmental and litigation exposures and its health and safety record. The Committee also selects and appoints independent public accountants to serve as the Company's auditors each year. Present members are C. A. Cartwright, G. D. Kirkham, M. L. Mann and R. W. Pogue (Chair).

    The BOARD GOVERNANCE COMMITTEE held 2 formal meetings in 1996. The Committee reviews and recommends changes in the policies and operation of the Board and functions and responsibilities of the committees of the Board. It also acts as a nominating committee of the Board and recommends qualified candidates for election as directors. Stockholders wishing to nominate candidates for consideration by the Committee can do so by writing to the Corporate Secretary and providing the candidate's name, appropriate biographical data and qualifications. Present members are C. A. Cartwright, W. R. Embry (Chair), G. D. Kirkham and M. D. Walker.

    The COMPENSATION COMMITTEE, composed of directors who are not employees of the Company, held 5 meetings in 1996. It approves remuneration arrangements and succession plans for senior management and administers the Company's executive compensation plans. Present members are B. C. Ames, W. R. Embry, M. L. Mann (Chair) and R. W. Pogue.

    The EXECUTIVE COMMITTEE exercises all of the authority of the Board of Directors during intervals between meetings of the Board except for those powers to be exercised only by other committees of the Board, the declaration of any dividend, the issuance of stock and the powers which pursuant to Section 141(c) of the General Corporation Law of the State of Delaware, as amended, may not be delegated to a Committee. It did not meet formally in 1996. Present members are
B. C. Ames, J. T. Eyton, D. J. McGregor, R. W. Pogue and M. D. Walker (Chair).

    The PENSION PLAN COMMITTEE, composed of directors who are not employees of the Company, held 1 meeting in 1996. It is responsible for reviewing the operation and funding of the Company's retirement programs and a management committee which in turn is responsible for the operation and administration of the retirement and welfare plans of the Company and its subsidiaries. Present members are C. A. Cartwright (Chair), W. R. Embry and J. T. Eyton.

                HOLDINGS OF SHARES OF THE COMPANY'S COMMON STOCK

    The following table lists the only persons believed by the Company to be the beneficial owners of more than five percent of the outstanding shares of Common Stock of the Company as of December 31, 1996. The nature of the beneficial ownership is set forth in the footnotes below.

                                                                     SHARES
                                                                  BENEFICIALLY      PERCENT OF
BENEFICIAL OWNER                                                      OWNED         OUTSTANDING
--------------------------------------------------------------  -----------------  -------------
FMR Corp......................................................     4,227,100(1)          8.17%
 82 Devonshire Street
 Boston, MA 02109
Wachovia Bank of North Carolina, N.A.,........................     5,653,406(2)         11.09%
 Trustee of the M.A. Hanna
 Associates Ownership Trust
 301 North Main Street
 Winston-Salem, NC 27102

--------------------------
(1) Sole dispositive power, according to Schedule 13G dated February 14, 1997, as filed with the Securities and Exchange Commission.

(2) Shared voting and dispositive power. Shares of Common Stock are periodically allocated and released from the Trust to satisfy funding requirements under certain of the Company's compensation and benefit plans ("Plans").
    Participants in and trustees of the Plans under confidential voting procedures have authority to vote all shares allocated to them or to instruct that the shares not be voted. Unallocated shares held in the Trust are voted in the same proportions as the shares for which instructions have been received.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's Directors and certain officers to report ownership of M.A. Hanna securities and benefit plan interests and subsequent acquisitions, dispositions or other transfer of interests in such securities if and to the extent reportable events occur which require reporting. The Company is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Company's Directors and all officers subject to the filing requirements satisfied such filing requirements, except that Messrs. B.
C. Ames, J. T.  Eyton and M.  L. Mann did  not report book  entries of a  Common
Stock units credited to their accounts under the Directors' Deferred Compensation Plan in 1995 until February, 1996 and Messrs. Chong, Schrank and Walker did not report book entries of a Common Stock units credited to their accounts under the Voluntary Non-Qualified Deferred Compensation Plan during 1995 until February, 1996 and during January, 1996 until March, 1996. The foregoing is based upon reports furnished to the Company and written representations and information provided to the Company by the persons required to make such filings.

                             EXECUTIVE COMPENSATION

    The following table sets forth the compensation for the chief executive officer and the other most highly compensated executive officers, for services rendered in all capacities to the Company and its subsidiaries for the last three years.

                           SUMMARY COMPENSATION TABLE

                                                                                                   LONG-TERM
                                                                                                  COMPENSATION
                                                                ANNUAL                   ------------------------------
                                                             COMPENSATION
                                                ---------------------------------------              AWARDS
                                                                            OTHER        ------------------------------
             NAME AND                                                      ANNUAL        RESTRICTED STOCK    NUMBER OF
        PRINCIPAL POSITION             YEAR      SALARY      BONUS    COMPENSATION (1)     AWARDS ($)(2)    OPTIONS (3)
-----------------------------------  ---------  ---------  ---------  -----------------  -----------------  -----------
M. D. Walker                              1996  $ 660,000  $ 520,000      $  18,965            38,468          100,000
  Chairman & Chief                        1995    640,000    540,000          9,788            42,192          113,913
  Executive Officer                       1994    607,500    525,000          7,533            33,781          148,800
D. J. McGregor                            1996    450,000    290,000          5,120            29,241           76,091
  President & Chief                       1995    436,667    330,000          3,455            34,704           61,440
  Operating Officer                       1994    415,000    320,000          2,740            27,813           74,400
D. R. Schrank                             1996    275,000    130,000          1,312                             25,302
  Vice President, North                   1995    263,333    151,500            971             --              26,757
                                          1994    252,500    160,000            540                --(6)        22,500
  American Plastics Operations
G. W. Henry                               1996    212,333    115,000         72,149             7,694           17,687
  Vice President                          1995    202,000    110,000          1,298             8,460           14,816
  International Operations                1994    181,250    125,000            918             6,022           10,500
J. S. Pyke, Jr.                           1996    208,333    112,000          1,069             9,255           15,376
  Vice President, General                 1995    195,000    111,000          1,792            10,332           14,729
  Counsel & Secretary                     1994    186,250    110,000          1,480             8,268           10,500


                                       PAYOUTS
                                     ------------
             NAME AND                    LTIP          ALL OTHER
        PRINCIPAL POSITION           PAYOUTS (4)   COMPENSATION (5)
-----------------------------------  ------------  -----------------
M. D. Walker                         $  432,500        $ 314,686
  Chairman & Chief                      337,500          305,407
  Executive Officer                     315,021          254,534
D. J. McGregor                          328,700          247,281
  President & Chief                     277,500          242,012
  Operating Officer                     259,042          230,644
D. R. Schrank                                NA(6)        50,368
  Vice President, North                      NA(6)        50,190
                                             NA(6)        32,750
  American Plastics Operations
G. W. Henry                              86,500           56,791
  Vice President                         67,500           55,632
  International Operations               56,015           43,984
J. S. Pyke, Jr.                         103,800           81,259
  Vice President, General                82,500           78,929
  Counsel & Secretary                    77,012           69,346

(1) The column reports the Company's reimbursements for the Medicare taxes incurred by the named officers on accrued non-qualified plan benefits and in addition to such reimbursement to Mr. Henry in 1996 in the amount of $2,091, includes reimbursement for moving expenses and payments to equalize cost-of-living and housing differences in connection with an assignment outside of his home country. The aggregate amount of perquisites and personal benefits given to each officer did not exceed the disclosure thresholds established by the Securities and Exchange Commission.

(2) The column reports grants of restricted stock to the named officers during the fiscal year. The value of the awards shown in the table is determined by multiplying the number of shares awarded by the closing market stock price on the award date. The total number of restricted shares and the value of those shares, based on the year-end closing market stock price, held by Messrs. Walker, McGregor, Schrank, Henry and Pyke were 6,977/$152,622; 5,522/$120,794; 0; 1,310/$28,656; and 1,673/$36,597, respectively.
    Restricted shares are issued at the same time LTIP payouts are made equal in value to 25% of the value of the Common Stock component of the LTIP payout; neither the restricted shares or the other shares issued at the same time may be transferred for four years, at which time the restrictions lapse. The named officers receive dividends on their restricted shares at the same rate and frequency as all stockholders.

(3) Option Grants shown in 1994 and 1995 reflect the three-for-two stock split in 1996.

(4)  Payout in cash  and market value  of Common Stock  paid under the Company's
    1988  Long-Term  Incentive  Plan  in  the  year  following  the   three-year
    performance period ending December 31, 1995, 1994 and 1993.

(5) The column reports matching contributions made by the Company under the Capital Accumulation Plan, a retirement type savings plan, of $131,281, $90,112, $31,988, $31,954 and $33,416 for Messrs. Walker, McGregor, Schrank,
    Henry and Pyke, respectively, and the dollar value of split dollar life insurance premiums paid in the amounts of $183,405, $157,169, $18,380, $24,836 and $47,843 for Messrs. Walker, McGregor, Schrank, Henry and Pyke, respectively.

(6) LTIP payouts in these years were for awards made prior to Mr. Schrank's employment.

    The Company's Voluntary Non-Qualified Deferred Compensation Plan, approved by stockholders in 1995, provides that executives whose total annual cash compensation exceeds $150,000 may elect to defer up to 25% of his or her salary and up to 100% of his or her short-term compensation and to allocate the deferral to a cash account ("Cash Account") or an account maintained in shares of M.A. Hanna Common Stock (the "Stock Account"). Balances in the Cash Account earn interest quarterly at a rate equal to 125% of the Moody's Corporate Bond Yield Index. As cash dividends are declared on M.A. Hanna Common Stock, the executive's Stock Account is credited with additional shares of M.A. Hanna Common Stock equivalent to cash dividends paid on the balance of shares in the Stock Account. All deferrals to the Stock Account are "matched" by a 25% premium in the form of additional shares of M.A. Hanna Common Stock. When the executive retires, dies or becomes disabled, the full balance in the Cash Account and Stock Account is distributed to the executive, and if employment terminates for any other reason, a partial distribution will be made. Messrs. Walker, McGregor, Schrank and Pyke have elected to participate in the Plan.

    The Company has in effect employment agreements with its executive officers, including the officers named in the compensation table on page 5, which become operative only upon a "change in control" of the Company, as defined in the agreements. The agreements provide that the officers will remain employed by the Company in their customary positions from the occurrence of a "change in control" (i) for an initial term of three years which, unless otherwise elected by either party, is automatically extended for an additional one-year period on the third anniversary and each anniversary thereafter or (ii) until normal retirement date, if sooner. During this employment period the officer will receive a base salary at least equal to the annual rate in effect at the time of the "change in control", plus any increases as may be awarded thereafter in accordance with the Company's regular administrative practices, and a bonus under the Company's pay-for-performance plan at least equal to the highest annual bonus paid to him under such plan during the three years preceding the time of the "change in control". In addition, during this employment period the officer shall be entitled to continue to participate in all of the Company's benefit programs in which he was participating at the time of the "change in control".

    If the executive officer's employment is terminated for any reason other than death, disability, retirement or cause during the employment term, the officer is entitled to receive, as liquidated damages for the breach of contract, a payment equal to the present value of the sum of the salary and bonus(es) due to the officer for the remainder of his employment term and is also entitled to benefits and service credits under the Company's benefit plans for the remainder of his employment term. The Company is entitled to offset against amounts due to the officer any compensation payments made to the officer by another employer under certain conditions. Termination of employment without cause is defined to include a good faith determination by the officer that due to changed circumstances significantly affecting his position with the Company after the "change in control" occurs, he is unable to carry out his duties and responsibilities.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                                                POTENTIAL REALIZED
                                                                    INDIVIDUAL GRANTS                                 VALUE
                                               ------------------------------------------------------------      AT ANNUAL RATES
                                                                  PERCENT OF                                      OF STOCK PRICE
                                                                 TOTAL OPTIONS                                     APPRECIATION
                                                                  GRANTED TO                                     FOR OPTION TERM
                                                                 EMPLOYEES IN      EXERCISE     EXPIRATION    ----------------------
   NAME                                          GRANTED (#)      FISCAL YEAR    PRICE ($/SH)      DATE         5% ($)     10% ($)
---------------------------------------------  ---------------   -------------   ------------   -----------   ----------  ----------
M. D. Walker.................................      100,000           22.3%         $21.375        12/4/2006   $1,344,262  $3,406,625
D. J. McGregor...............................       76,091           17.0%          21.375        12/4/2006    1,022,863   2,592,135
D. R. Schrank................................       25,302            5.7%          21.375        12/4/2006      340,125     861,944
G. W. Henry..................................       17,687            4.0%          21.375        12/4/2006      237,760     602,530
J. S. Pyke, Jr...............................       15,376            3.4%          21.375        12/4/2006      206,694     523,803

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                                      VALUE OF UNEXERCISED
                                                                                     NUMBER OF            IN-THE-MONEY
                                                                                UNEXERCISED OPTIONS        OPTIONS AT
                                                                                   AT FY-END (#)           FY-END ($)
                                                 SHARES ACQUIRED      VALUE       EXERCISABLE(E)/       EXERCISABLE(E)/
   NAME                                            ON EXERCISE       REALIZED    UNEXERCISABLE(U)     UNEXERCISABLE(U) (1)
-----------------------------------------------  ----------------   ----------  -------------------   --------------------
M. D. Walker...................................     --                  --          427,934 E             $4,054,071 E
                                                                                    276,780 U             1,142,031 U
D. J. McGregor.................................     --                  --          334,431 E             3,528,842 E
                                                                                    171,127 U               627,649 U
D. R. Schrank..................................     --                  --           93,857 E               753,031 E
                                                                                     58,328 U               206,150 U
G. W. Henry....................................     16,875          $  299,059       56,595 E               611,979 E
                                                                                     35,346 U               111,889 U
J. S. Pyke, Jr.................................     15,375             241,080       78,785 E               906,569 E
                                                                                     33,258 U               112,779 U

--------------------------
(1) Based on market value of the Company's Common Stock on December 31, 1996 ($21.875 per share) minus the strike price.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                  ESTIMATED FUTURE PAYOUTS UNDER
                                                                                   NON-STOCK PRICE-BASED PLANS
                                                            PERFORMANCE  ------------------------------------------------
                                                  NUMBER     OR OTHER      THRESHOLD       TARGET
                                                    OF        PERIOD       NUMBER OF     NUMBER OF
                                                 PERFORMANCE    UNTIL     PERFORMANCE    PERFORMANCE   MAXIMUM NUMBER OF
                                                  SHARE     MATURATION       SHARE         SHARE       PERFORMANCE SHARE
   NAME                                          UNITS (#)   OR PAYOUT     UNITS (#)     UNITS (#)         UNITS (#)
-----------------------------------------------  --------   -----------  -------------   ----------   -------------------
M. D. Walker...................................   15,200      3 years         7,600         15,200            30,400
D. J. McGregor.................................   10,826      3 years         5,413         10,826            21,652
D. R. Schrank..................................    3,600      3 years         1,800          3,600             7,200
G. W. Henry....................................    2,516      3 years         1,258          2,516             5,032
J. S. Pyke, Jr.................................    2,188      3 years         1,094          2,188             4,376

    The number  of  Performance  Shares  shown  in  the  table  above  represent performance shares granted pursuant to the Corporation's 1988 Long-Term Incentive Plan as amended. Performance Shares represent the right to receive payments under the plan at the end of the three-year performance period commencing January 1, 1997. The number of performance shares earned by the named officers at the end of the three-year cycle will be determined by the Compensation Committee and will be based on achievement against earnings per share growth and return on shareholder equity measures. If the EPS and ROSE targets are met, the target number of performance shares will be paid out. If the results exceed target performance, the number of performance shares paid will range between the target number and the maximum number of performance shares shown in the above table. If, on the other hand, results are less than target performance, the number of performance shares paid will range between the target number and the threshold number of performance shares. If performance after the three-year performance period fails to reach threshold levels, no performance shares will be paid to any of the named officers. Payments will be determined based on the market value of M.A. Hanna Common Stock at the end of the performance period at which time a portion of the award will be paid in shares of M.A. Hanna Common Stock and a portion in cash.

                              RETIREMENT BENEFITS

    The Salaried Employees Retirement Income Plan ("SERIP") is a non-contributory pension plan covering all officers and certain other salaried employees of the Company. In general, employees become covered under

SERIP when they have completed one year of eligibility service and are at least 21 years of age. Upon reaching the normal retirement date (age 65), each participant in SERIP generally is entitled to receive monthly for life a basic benefit equal to the greater of (i) the participant's highest average monthly compensation (including bonuses and overtime) for 60 consecutive months out of the final 120 months of his or her employment or (ii) 1/12th of the average of his or her annual compensation (including bonuses and overtime) during any 5 annual periods in which he or she received the highest compensation included within the final 10 annual periods of his or her employment, which is then multiplied by 2% for the first 20 years of credited service and 1% for the next 20 years of credited service. In addition, benefits are provided for early retirement and to surviving spouses.

    The Company has adopted an excess benefits plan to pay retirement benefits which but for limitations under the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code would have been paid under SERIP. These benefits will be paid out of the general funds of the Company or trust funds established for this purpose.

    The following table shows estimated annual benefits payable upon retirement to participants in specified remuneration and years-of-service classifications under the Company's above-mentioned two pension plans for salaried employees. Benefits payable under the qualified pension plans are not subject to any deduction for Social Security benefits.

 AVERAGE ANNUAL
  COMPENSATION                YEARS OF SERVICE AT AGE 65
FOR LAST 5 YEARS   ------------------------------------------------
 OF EMPLOYMENT     15 YEARS  20 YEARS  25 YEARS  30 YEARS  35 YEARS
----------------   --------  --------  --------  --------  --------
   $  300,000      $ 90,000  $120,000  $135,000  $150,000  $165,000
      500,000       150,000   200,000   225,000   250,000   275,000
      700,000       210,000   280,000   315,000   350,000   385,000
      900,000       270,000   360,000   405,000   450,000   495,000
    1,100,000       330,000   440,000   495,000   550,000   605,000

    The credited years of service for retirement benefits for Messrs. Henry, McGregor, Pyke, Schrank and Walker are 21, 8, 28, 3 and 21, respectively.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

    M.A. Hanna's executive compensation program is structured and administered to drive and incent a level of performance necessary to achieve the Company's vision, support M.A. Hanna's internal culture and operating environment and reinforce its human resource management values. The objectives of the executive compensation program are to:

    -Establish a pay-for-performance philosophy and policy that places a meaningful portion of each executive's compensation at risk with the stockholders, commensurate with the executive's ability to impact bottom line results;

    -Motivate and incent executives to achieve a level of performance consistent with the Company's strategic business objectives and reward them for their achievement;

    -Provide  total compensation opportunities which are market competitive, are subject to associated downside risk and offer significant upside opportunities based on performance, thus enabling M.A. Hanna to compete for and retain outstanding, talented and highly motivated executives who are vital to M.A. Hanna's long-term success; and

    -Align  the  interests  of  executives   with  the  long-term  interest   of
     stockholders through incentive-award opportunities that are linked to the long-term performance of the Company and that result in ownership of M.A. Hanna Common Stock.

    M.A. Hanna's executive compensation program is comprised of three principal components: base salary; annual incentive compensation; and long-term incentive compensation. As an executive's level of responsibility increases, a greater portion of his or her potential total compensation opportunity is based on performance incentives (including stock-based awards), and less on salary; this approach may result in variability in the executive's actual total cash compensation level from year to year if there are variations in the Company's performance.

    The executive total compensation program is designed to be competitive with the total compensation programs of a broad base of industrial companies with annual sales levels comparable to that of M.A. Hanna. In order to assess competitive total compensation programs and establish total compensation opportunities for M.A. Hanna executives, the Committee receives the advice of an independent compensation consultant and utilizes data contained in independent compensation surveys such as the Wyatt Data Services' TOP MANAGEMENT REPORT, the Towers Perrin COMPENSATION DATA BANK (CASH COMPENSATION AND LONG-TERM INCENTIVE PLAN SURVEYS), the Conference Board's report on TOP EXECUTIVE COMPENSATION and Hewitt's PROJECT 777 EXECUTIVE COMPENSATION STUDY.

    M.A. Hanna's total compensation program is structured to provide total compensation opportunities that are commensurate with the Company's ability to demonstrate consistently outstanding performance. In order to drive and reward for a consistent high level of performance, M.A. Hanna's total compensation systems are designed to deliver a total compensation opportunity that is above average. M.A. Hanna targets executive total compensation opportunities for its executives' outstanding performance at the 65th percentile of total compensation opportunities afforded to executives performing similar responsibilities in competitive companies. On the other hand, the total compensation systems are also designed to be responsive in the event the Company's actual performance falls below expectations vis-a-vis the annual operating plan and/or industry comparisons.

BASE SALARIES

    M.A. Hanna targets its executives' base salaries to the median, or 50th percentile, of base salaries reported in the published surveys referenced above by comparable companies.

    The Committee annually reviews the base salaries of executive officers. Prior to the meeting at which the annual review occurs, the Committee is furnished with data on the current total compensation and total compensation history of each executive officer, current survey data for comparable positions at comparable industrial companies and individual performance appraisal ratings by the Chief Executive Officer for each executive officer except himself. At the meeting the Committee reviews all available data and considers adjustments; in 1996 it made selective adjustments in executive officers' salaries.

ANNUAL INCENTIVE COMPENSATION FOR 1996

    In January 1997 the Committee approved annual incentive compensation awards for the executive officers which took into account the Company's operational, financial and strategic progress in 1996. The Committee noted that the Company achieved its goal of increasing sales three times faster than GDP with sales increasing to $2.1 billion, increased earnings 18%, acquired businesses and facilities in Singapore, the United Kingdom and France, (thereby expanding its international presence), and developed a new five-year growth plan. The Committee approved individual awards for executive officers which reflected the Committee's appraisal of each executive's performance for the year and contribution to M.A. Hanna's achievements in 1996.

1996 LONG-TERM INCENTIVE PLAN AWARDS

    Under M.A. Hanna's stockholder-approved Long-Term Incentive Plan, the Committee grants stock options and long-term incentive plan performance units ("LTIP Units") annually to cover a three-year performance period. Awards are based on a pay grade level formula which takes into account relevant long-term award data as reported by a broad base of industrial companies in the Towers Perrin COMPENSATION DATA BANK LONG-TERM INCENTIVE PLAN SURVEY.

    In December 1996 the Committee made grants of qualified and non-qualified stock options at a purchase price equal to 100% of the fair market value of M.A. Hanna Common Stock on the grant date and awards of LTIP Units in the form of Performance Share units for a three-year performance period beginning on January 1, 1997. The Committee will establish target performance measures to be attained for the performance period, with threshold and maximum achievement levels.

1996 LONG-TERM INCENTIVE PLAN PAYMENTS

    The Committee applied the compound annual earnings per share growth and three-year average return on stockholders' equity performance measures established for the three-year performance period ending December 31, 1995 against actual performance and determined that participants had earned a payout of LTIP Units for that performance period at 173% of the target amounts. The Committee elected to make a portion of the payment to each participant in cash and a portion in shares of M.A. Hanna Common Stock, and awarded each participant shares of restricted M.A. Hanna Common Stock equal in value to 25% of the Common Stock portion of the payment. The terms of the restricted stock require the participant to hold the restricted stock and the stock issued in partial payment of the LTIP Unit award for four years, at which time the restrictions lapse.

CHIEF EXECUTIVE OFFICER COMPENSATION

    In reviewing Mr. Walker's total compensation opportunity and each component thereof, the Committee took into account the same Wyatt, Towers Perrin and Conference Board survey data for comparable companies and M.A. Hanna's operational, financial and strategic performance that it considered in connection with the other executive officers. The Committee also reviewed Mr. Walker's total compensation opportunity and incentive compensation awards.

    In order to maintain Mr. Walker's base salary at the 50th percentile level of chief executive officers of comparable companies, the Committee approved an increase of 3.1% in 1996.

    In recognition that under Mr. Walker's leadership the Company in 1996 met its five-year goals established in 1991, developed a new five-year plan, completed the transition to a truly international specialty chemicals company and experienced a 17% increase in the market value of the Company's Common Stock during the year, the Committee approved an annual incentive compensation award of $520,000 for Mr. Walker for his 1996 performance and made Long-Term Incentive Awards in accordance with program guidelines. Mr. Walker's Long-Term Incentive Plan payouts were calculated in the same way as the payouts to all other participants.

STOCK OWNERSHIP GUIDELINES

    Stock ownership guidelines have been established for participants in the Company's Long-Term Incentive Plan which encourage them to acquire a guideline value of M.A. Hanna Common Stock. The guidelines are expressed as a multiple of base salary. The multiples range from three times base salary for the Chief Executive Officer to .5 times base salary for the non-officer, key manager participants in the Plan. Under the policy there will be no penalty for failure to achieve the expected levels of ownership but if a participant does not hold the guideline value of M.A. Hanna Common Stock at the end of a three-year period, up to one-half of his or her annual incentive compensation award will be paid in shares of M.A. Hanna Common Stock until the expected stock ownership value is achieved. The Committee monitors attainment of the guidelines.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

    Internal Revenue Code Section 162(m) and regulations thereunder respecting the non-deductibility of certain executive compensation payments in excess of $1 million did not affect the deductibility of M.A. Hanna compensation payments in 1996 and are not expected to affect the deductibility of compensation payments in 1997. Under the stockholder-approved Voluntary Non-Qualified Deferred Compensation Plan, the M.A. Hanna executives to whom Section 162(m) may apply have elected to defer a portion of their compensation pursuant to the Plan and receive the deferred amounts after retirement, at which time the deductibility of such compensation will not be subject to Section 162(m).

                             COMPENSATION COMMITTEE

                               M. L. Mann, Chair
                                   B. C. Ames
                                  W. R. Embry
                                  R. W. Pogue

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    There are no Compensation Committee interlocks or insider participation.

                               PERFORMANCE GRAPH
                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
          AMONG HANNA, S&P 500 INDEX AND S&P SPECIALTY CHEMICALS INDEX

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

             HANNA (MA) CO     S&P 500 INDEX     S&P CHEMICALS (SPECIALTY)
12/91                   $100              $100                         $100
12/92                    148               108                          106
12/93                    171               118                          121
12/94                    191               120                          105
12/95                    230               165                          139
12/96                    275               203                          142

    This performance graph assumes that the value of the investment in M.A. Hanna and each index was $100 on December 31, 1991 and that all dividends were reinvested.

                            DIRECTORS' COMPENSATION

    Directors who are not full-time employees of the Company are compensated for their services by payment of a quarterly retainer fee of $6,000 and a fee of $1,300 for each Board meeting attended. They also receive a fee of $1,100 for each committee meeting attended when the meeting occurs on the same day as a Board meeting and $1,500 when the meeting occurs on a day when no Board meeting is held; Chairs of Board committees are paid an additional fee of $200 for each committee meeting attended. Executive Committee members who are not full-time employees of the Company are paid an additional quarterly retainer fee of $1,250. Directors who are also full-time employees of the Company are not compensated for their services as directors and members of Board committees.

    Under the Directors' Deferred Fee Plan, which was approved by stockholders, non-employee directors are required to defer a minimum of 25% of their quarterly Board retainer fee into a Deferred Benefit Account maintained in Units, which are accounting units equal in value to one share of M.A. Hanna Common Stock. Directors may also elect to defer the balance of his or her retainer fees and meeting fees to the Units account or a cash account. The Units account is credited with additional units equal in value to cash dividends paid on the Common Stock equivalent to the balance of units in the Unit account and the cash account is credited with interest equal to interest payable on 1-year U.S. Treasury bills. Each Deferred Benefit Account maintained in

Units is credited after the end of each year with additional units equal in value to 25% of the value of the units credited to each Deferred Benefit Account during the year. The Deferred Benefits Accounts are paid to Directors at the termination of their service or, at the director's election, at his or her death.

    One-time grants of options to purchase shares of the Company's Common Stock were granted in 1991 to all non-employee directors then in office and thereafter to non-employee directors at the time of their election to the Board at an option price equal to the closing sale price of the Common Stock on the New York Stock Exchange on the date of grant. The amount of shares subject to the one-time grant, adjusted for stock splits, is currently 22,500. One-third of the grant becomes exercisable after the director has served for one year from the date of grant, an additional one-third after two years and the balance after three years of service.

    A non-qualified retirement plan for non-employee Directors was terminated effective May 1, 1997, and no further benefits will accrue under the plan from that date for incumbent or future Directors. Each Director currently in office who would have been entitled to receive a benefit under the terminated plan will receive an amount of restricted Common Stock of the Company equal to the net present value on May 1, 1997 of the benefit he or she would have received under the terminated plan, and the restrictions shall lapse upon the Director's termination of service.

    Effective May 1, 1997 the non-employee Directors' compensation shall include an annual award of $15,650 in the form of restricted M.A. Hanna Company Common Stock, valued at 100% of the market value of Common Stock on May 1. In general, the restricted shares vest only if the Director serves at least five years on the Board, with payment on the Director's retirement from the Board. If the Director's service is terminated for actions opposed to the best interests of the Company, the restricted shares will be forfeited. This compensation in restricted shares is intended to confirm the mutuality of interest among all stockholders, including the Directors, and maintain director compensation at competitive levels which may be adjusted as appropriate.

                   2. RATIFICATION OF APPOINTMENT OF AUDITORS

    The Board of Directors delegated its authority to select and appoint the Company's independent public accountants to the Audit Committee of the Board, which selected and appointed Price Waterhouse LLP to be the Company's independent public accountants for the year 1997, subject to ratification by the stockholders. The Audit Committee considers Price Waterhouse LLP to be well qualified.

    If the appointment is not ratified, the Audit Committee will reconsider its decision but will not be bound by the refusal of the stockholders to ratify the appointment of Price Waterhouse LLP. A representative of Price Waterhouse LLP is expected to be present at the annual meeting, will have an opportunity to make a statement if such representative desires to do so and is expected to be available to respond to appropriate questions. THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1997.

               3. RATIFICATION AND APPROVAL OF 1997 AMENDMENT TO
                         1988 LONG-TERM INCENTIVE PLAN

    The Company desires to continue its policy of encouraging greater ownership of Hanna Common Stock by its employees and directors in order to more closely align their interests with those of the stockholders. For this purpose, subject to approval by the stockholders of the Company at the annual meeting, the Board of Directors has amended the 1988 Long-Term Incentive Plan (the "Plan"), which was approved by stockholders on May 4, 1988 and amended in several respects with stockholder approval on May 1, 1991 and May 4, 1994. A summary of the proposed amendment (the "Amendment") is set forth below, followed by a description of the entire Plan.

    The Amendment increases the number of shares of Common Stock that may be sold or delivered under the Plan by 1,500,000 shares. At December 31, 1996 there were only 722,499 shares remaining available under the

Plan. The Amendment increases the total number of shares authorized under the Plan to 3,400,000 plus such number of shares of Common Stock authorized for sale or delivery under the Company's predecessor plan that remained unutilized under the predecessor plan upon its termination in 1988. These authorized shares may be shares of original issuance or treasury shares. Pursuant to the Amendment, shares sold under the Plan may also be from the Company's Associates Ownership Trust, a trust established by the Company in 1991 to fund a portion of the Company's obligations under certain of its employee compensation and benefit plans.

ADMINISTRATION

    The Plan is administered by the Board of Directors, which has delegated its authority under the Plan to the Compensation Committee of the Board of Directors ("Compensation Committee"). The current members of the Compensation Committee are Messrs. Ames, Embry, Mann and Pogue.

ELIGIBILITY

    Any person who is an officer (including an officer who is a member of the Board of Directors) or other key employees of the Company or any of its subsidiaries may be selected by the Compensation Committee to participate in the Plan. In addition, non-employee Directors of the Company are eligible for one-time grants of stock options at the time of their first election to the Board and awards of restricted Common Stock annually as described above under the heading of "Directors' Compensation."

PRINCIPAL FEATURES OF THE PLAN

    The Plan provides for the granting of four types of benefits:

         1. Long-term incentive performance units ("LTIP Units"), which entitle participants to receive cash payments, Common Stock or a combination thereof if specified achievement objectives are met;

         2. Stock options ("Option Rights"), which will enable participants to benefit from increases in the market value of the Common Stock after the granting date;

         3. Stock appreciation rights ("Appreciation Rights"), which provide an alternative means of realizing the benefits provided by Option Rights; and

         4. Shares of Common Stock designated as restricted ("Restricted Stock"), which are subject to restrictions on transfer and risk of forfeiture upon the occurrence of certain events.

LTIP UNITS

    Each LTIP Unit is assigned a value ("Award Value"), which may be expressed in dollars or in shares of M.A. Hanna Common Stock, in connection with its grant. A participant to whom an LTIP Unit is granted will be given achievement objectives ("Management Objectives") to meet within a specified period of not less than three years ("Performance Period"). A minimum level of acceptable achievement also will be established ("Minimum"). If by the end of the Performance Period the participant has achieved the specified Management Objectives, he or she will be deemed to have earned 100% of the Award Value. If the Management Objectives have been exceeded, or if the Management Objectives have not been attained but the Minimum has been attained or exceeded, the percentage of the Award Value deemed earned by the participant may be a higher or lower percentage (but never more than 200%) as determined in accordance with a formula established by the Compensation Committee in connection with its grant. Amounts earned will be paid to participants in cash, Common Stock or a combination thereof after the close of the Performance Period.

    The Compensation Committee has authority under the Plan to make adjustments in the Performance Objectives or Minimum to eliminate distortions arising from transactions or events occurring subsequent to the grant of any LTIP Unit.

OPTION RIGHTS

    Option Rights may be granted which entitle the optionee to purchase shares of Common Stock at a price equal to the market value on the date of grant. The option price is payable in cash or by delivery to the Company of shares of Common Stock that have been owned by the optionee not less than six months which are equal in value to the option price, or a combination of the foregoing.

    Option Rights granted under the Plan may be Option Rights that are intended to qualify as "incentive stock options" within the meaning of Section 422 of the Code or Option Rights that are not intended to so qualify.

    No Option Right may be exercised more than 10 years from the date of grant. Each grant must specify the period or periods of continuous employment with the Company or any subsidiary which is necessary before the Option Rights or installments thereof will become exercisable and may provide for the earlier exercisability of the Option Rights in the event of retirement, death or disability of the optionee or a change in control of the Company.

    The Plan also includes a Directors' Stock Option Plan. Under this Plan a one-time grant of an option to purchase shares of Common Stock will be made to newly elected non-employee directors. All the terms and conditions established in the Plan for grants of Option Rights to employees also apply to grants of Option Rights to directors under the Directors' Stock Option Plan, except that the date of the grant to a director is automatic. The Directors' Stock Option Plan also specifies that a director terminating service for a reason other than retirement, disability, death or for cause shall have up to three months within which to exercise his or her options, rather than up to 30 days in the case of the employees, and that the retirement, disability or death of a director causes the options to become exercisable in full.

APPRECIATION RIGHTS

    Appreciation Rights provide to optionees an alternative means of realizing the benefits of Option Rights. The holder of an Appreciation Right may, in lieu of exercising all or any part of his or her Option Rights, receive from the Company an amount equal to 100%, or such lesser percentage as the Compensation Committee may determine, of the spread between the option price and the current value of the optioned shares. The Compensation Committee has not granted Appreciation Rights since 1991 and all outstanding Appreciation Rights were cancelled in 1992.

RESTRICTED STOCK

    Shares of Common Stock may be awarded to participants which are subject to certain restrictions ("Restricted Stock"). Restricted Stock may provide the recipient all the rights of a stockholder of the Company, including the right to vote the shares and to receive any dividends, provided, however, that the Restricted Stock may not be transferred by the recipient until certain restrictions established by the Board of Directors lapse or expire. If a predetermined event established by the Board of Directors occurs during the restriction period, all of the Restricted Stock shall be forfeited and reacquired by the Company.

FEDERAL INCOME TAX CONSEQUENCES

    The following is a brief summary of certain of the federal income tax consequences of certain transactions under the Plan based on federal income tax laws in effect on January 1, 1997. This summary is not intended to be exhaustive and does not describe state or local tax consequences.

TAX CONSEQUENCES TO PARTICIPANTS

    LTIP UNITS. No income generally will be recognized upon the grant of LTIP Units. Upon payment in respect of the earn-out of LTIP Units, the recipient generally will be required to include as taxable ordinary income in the year of receipt an amount equal to the amount of cash received and the fair market value of any non-restricted Common Stock received.

    NON-QUALIFIED OPTION RIGHTS. In general: (i) no income will be recognized by an optionee at the time a non-qualified Option Right is granted; (ii) at the time of exercise of a non-qualified Option Right, ordinary income will be recognized by the optionee in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares if they are non-restricted on the date of exercise; and (iii) at the time of sale of shares acquired pursuant to the exercise of a non-qualified Option Right, any appreciation (or depreciation) in the value of the shares after the date of exercise will be treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

    INCENTIVE STOCK OPTIONS. No income generally will be recognized by an optionee upon the grant or exercise of an incentive stock option. If Common Stock is issued to an optionee pursuant to the exercise of an incentive stock option and no disqualifying disposition of the shares is made by the optionee within two years after the date of grant or within one year after the transfer of the shares to the optionee, then upon the sale of the shares any amount realized in excess of the option price will be taxed to the optionee as long-term capital gain and any loss sustained will be a long-term capital loss.

    If Common Stock acquired upon the exercise of an incentive stock option is disposed of prior to the expiration of either holding period described above, the optionee generally will recognize ordinary income in the year of disposition in an amount equal to any excess of the fair market value of the shares at the time of exercise (for, if less, the amount realized on the disposition of the shares in the sale or exchange) over the option price paid for the shares. Any further gain (or loss) realized by the optionee generally will be taxed as short-term or long-term capital gain (or loss) depending on the holding period.

    APPRECIATION RIGHTS. No income will be recognized by a participant in connection with the grant of an Appreciation Right. When the Appreciation Right is exercised, the participant normally will be required to include as taxable ordinary income in the year of exercise an amount equal to the amount of any cash, and the fair market value of any non-restricted shares of Common Stock, received pursuant to the exercise.

    RESTRICTED STOCK. The recipient of Restricted Stock generally will be subject to tax at ordinary income rates on the fair market value of the Restricted Stock (reduced by any amount paid by the participant for such Restricted Stock) at such time as the shares are no longer subject to forfeiture or restrictions on transfer for purposes of Section 83 of the Code ("Restrictions"). However, a recipient who so elects under Section 83(b) of the Code within 30 days of the date of transfer of the shares will have taxable ordinary income on the date of transfer of the shares equal to the excess of the fair market value of such shares (determined without regard to the Restrictions) over the purchase price, if any, of such Restricted Stock. If a Section 83(b) election has not been made, any dividends received with respect to Restricted Stock subject to restrictions generally will be treated as compensation that is taxable as ordinary income to the participant.

    SPECIAL RULES APPLICABLE TO OFFICERS. In limited circumstances where the sale of stock that is received as the result of a grant of an award could subject an officer to suit under Section 16(b) of the 1934 Act, the tax consequences to the officer may differ from the tax consequences described above. In these circumstances, unless a special election has been made, the principal difference usually will be to postpone valuation and taxation of the stock received so long as the sale of the stock received could subject the officer to suit under Section 16(b) of the 1934 Act, but no longer than six months.

    TAX CONSEQUENCES TO THE COMPANY. To the extent that a participant recognizes ordinary income in the circumstances described above, the Company or the subsidiary for which the participant performs services will be entitled to a corresponding deduction provided that, among other things, (i) the income meets the test of reasonableness, is an ordinary and necessary business expense, is not an "excess parachute payment" within the meaning of Section 280G of the Code, and is not disallowed by the $1 million limitation on certain executive compensation and (ii) any applicable withholding obligations are satisfied.

GENERAL

    The closing sale price of the Company's Common Stock on the New York Stock Exchange on March 17, 1997 was $22.875 per share.

    The Board of Directors or the Compensation Committee may make such adjustments in the maximum number of shares that may be delivered under the Plan, in the number of shares covered by outstanding Option Rights and in the prices per share applicable to such Option Rights as the Board or Compensation Committee in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of the optionees that otherwise would result from any stock dividend, stock split, spin-off, reorganization, merger, consolidation, partial or complete liquidation, issuance of rights or warrants to purchase securities or any other corporate transaction or event having an effect similar to any of the foregoing.

    The Plan provides for the cancellation of Option Rights, with the concurrence of the affected optionee, and authorizes the granting of new Option Rights to such optionee at the then current market price (which might be less than the option price under the canceled option).

    In cases of death, disability or retirement at or after normal retirement age (or earlier with the consent of the Compensation Committee), the Committee may in its sole discretion act to accelerate the time at which an Option Right can be exercised.

    The Plan may be amended from time to time by the Board of Directors or the Compensation Committee, but without further approval of the stockholders no such amendment shall (i) increase the maximum number of shares that may be delivered under the Plan, (ii) change the definition of employees eligible to receive grants, or (iii) cause Rule 16b-3 under the 1934 Act to become inapplicable under the Plan.

APPROVAL BY THE STOCKHOLDERS

    The affirmative vote of a majority of the outstanding shares of Common Stock of the Company entitled to vote at the annual meeting of stockholders is required for approval of the proposed amendment.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE 1988 LONG-TERM INCENTIVE PLAN.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

    If a holder of the Company's Common Stock wishes to present a proposal for consideration at next year's annual meeting, any such proposal must be received at the Company's offices at Suite 36-5000, 200 Public Square, Cleveland, Ohio 44114-2304, Attention: Corporate Secretary, on or before November 4, 1997.

                                 OTHER MATTERS

    The management knows of no other matters which are likely to be brought before the meeting, but if any such matters properly come before the meeting the persons named in the enclosed proxy, or their substitutes, will vote the proxy in accordance with their best judgment.

                                               JOHN S. PYKE, JR.
                                VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY

March 20, 1997

                         M.A. HANNA COMPANY
                 SUITE 36-5000, 200 PUBLIC SQUARE
                    CLEVELAND, OHIO 44144-2304
P                   ANNUAL MEETING--MAY 7, 1997
R
O The undersigned hereby appoints M. D. Walker, D. J. McGregor, and J. S. Pyke, X Jr. as Proxies, each with the power to appoint his substitute, and hereby
Y authorizes them to represent and to vote, as designated below, all the shares of Common Stock of M.A. Hanna Company held on record by the undersigned on March 11, 1997 at the annual meeting of stockholders to be held on May 7, 1997 and any adjournment thereof.

   Election of Directors:                         (change of address)
   Nominees:  B. C. Ames, C. A. Cartwright,
              W. R. Embry, J. T. Eyton,        --------------------------
              G. D. Harnett, G. D. Kirkham,    --------------------------
              M. L. Mann, D. J. McGregor,      --------------------------
              R. W. Pogue, M. D. Walker

   This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for the election of directors nominated by the Board of Directors, ratification of the appointment of auditors and approval of the proposed amendment to the Company's 1988 Long-Term Incentive Plan.

   Please sign exactly as the name appears on reverse side. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

   This proxy is solicited on behalf of the Board of Directors.

   PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY      SEE REVERSE
                                                                        SIDE

--------------------------------------------------------------------------------

X  Please mark your           SHARES IN YOUR NAME       REINVESTMENT SHARES
   votes as in this
   example.

                  FOR WITHHELD                    FOR AGAINST ABSTAIN                             FOR AGAINST ABSTAIN
1.   Election of  / /  / /     2. Ratification of / /   / /     / /   4. Upon such other business / /   / /      / /
     Directors.                   appointment of                         as may properly come
     (SEE REVERSE)                auditors.                              before the meeting.

For, except vote withheld      3. Ratification and / /  / /    / /
from the following nominee(s):    approval of
                                  amendment to 1988
---------------------------       Long-Term Incentive
                                  Plan.

                                                      Change
                                                        of    / /
                                                      Address


SIGNATURE(S)                              DATE
            -----------------------------     -----------------
SIGNATURE(S)                              DATE
            -----------------------------     -----------------
NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor,
      administrator, trustee or guardian, please give full title as such.
--------------------------------------------------------------------------------
                                DETACH CARD

                          APPENDIX  to 1997 Proxy Statement
         (not part of Proxy Statement and not to be provided to stockholders)

                                  M.A. HANNA COMPANY

                      1988 LONG-TERM INCENTIVE PLAN, AS AMENDED
                                (TO DECEMBER 31, 1996)

    1. PURPOSE. The purpose of this Plan is to attract, retain and motivate executive personnel for M.A. Hanna Company (the "Company") and its Subsidiaries and to provide to such executives incentives and rewards for superior performance and contribution.

    2.   DEFINITIONS.  As used in this Plan,

    (a) The term "Appreciation Right" means a right granted pursuant to Paragraph 5 of this Plan.

    (b) The term "Award Value" with respect to any LTIP Unit means an amount expressed in dollars or expressed in shares of Common Stock, such number of shares determined by dividing the dollar target value of the award by the Market Value per Share at the time of the award, as adjusted by the Board of Directors to reflect risk and other factors, in either case as established by the Board of Directors in connection with the award of such LTIP Unit.

    (c) The term "Common Stock" means Common Stock, par value $1.00 per share, of the Company or any security into which such Common Stock may be changed by reason of any transaction or event of the type described in Paragraph 9 of this Plan.

    (d) The term "Dividend Credit" means a credit contingently granted pursuant to Paragraph 7 of this Plan.

    (e) The term "Eligible Employees" means persons who are selected by the Board of Directors and who are at the time officers (including officers who are members of the Board of Directors) and other key employees of the Company or any of its Subsidiaries.

    (f) The term "LTIP Unit" means a unit awarded pursuant to Paragraph 6 of this Plan.

    (g) The term "Management Objectives" means the achievement objectives established pursuant to Paragraph 6(b) of this Plan for Eligible Employees who have received grants of LTIP Units.

    (h) The term "Market Value per Share" means, at any date, the closing sale price of the Common Stock on that date (or, if there are no sales on that date, the last preceding date on which there was a sale) on the New York Stock Exchange or the consolidated tape as reported by THE WALL STREET JOURNAL.

    (i)  The term "Maximum" means 200% of the Award Value of an LTIP Unit.

    (j) The term "Minimum" means the minimum level of achievement of Management Objectives established pursuant to Paragraph 6(b) of this Plan.

    (k) The term "Optionee" means the optionee named in an agreement evidencing an outstanding Option Right.

    (l) The term "Option Right" means the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 4 of this Plan.

    (m) The term "Payment Value" means the value of an LTIP Unit at the time of payment as determined in accordance with Paragraph 6(d) and (e) of this Plan.

    (n) The term "Performance Period" means, in respect of any LTIP Unit, a period of time established pursuant to Paragraph 6(b)of this Plan within which the Management Objectives relating to such LTIP Unit are to be achieved.

    (o) The term "Spread" means the excess of the Market Value per Share of Common Stock on the date when an Appreciation Right is exercised over the option price provided for in the related Option Right.

    (p) The term "Subsidiary" means any corporation or partnership in which at the time the Company owns or controls, directly or indirectly, not less than 80% of the total combined voting power represented by all classes of stock issued by such corporation or 80% of the general partners' equity of such partnership, as the case may be.

    (q) The term "Restricted Stock" means Restricted Stock awarded pursuant to Paragraph 15 of the Plan.

    3. SHARES AVAILABLE UNDER PLAN. The shares of Common Stock which may be sold or delivered upon exercises of Option Rights or Appreciation Rights, upon the payment of the Payment Value of an LTIP Unit, upon the payment of any Dividend Credit or upon the grant of any Restricted Stock shall not exceed the sum of 1,900,000 plus such number of shares of Common Stock authorized for sale or delivery under the Company's Restated 1979 Executive Incentive

Compensation Plan that remain unutilized under that Plan upon termination thereof, which sum shall be subject to adjustment as provided in Paragraph 9 of this Plan. Such shares may be shares of original issuance, treasury shares, shares from the Associates Ownership Trust or a combination of the foregoing.

    4. GRANTS OF OPTION RIGHTS. The Board of Directors may, from time to time and upon such terms and conditions as it may determine, authorize the granting to Eligible Employees of options to purchase shares of Common Stock. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) Each grant shall specify the number of shares of Common Stock to which it pertains; provided, however, that no Eligible Employee shall be granted Option Rights for more than 100,000 shares of Common Stock in any one fiscal year of the Company, subject to adjustments as provided in Section 9 of this Plan.

    (b) Each grant shall specify an option price per share equal to the market Value per Share on the date of grant except that in the case of a grant to a newly employed Eligible Employee the grant may, if the Board of Directors so determines, specify an option price per share equal to the Market Value per Share on the first date of such Eligible Employee's employment.

    (c) Each grant shall specify that the option price shall be payable at the time of exercise (i) in cash or by check acceptable to the Company, (ii) by delivery to the Company of shares of Common Stock that have been owned by the Optionee not less than six months equal in value to the option price (such shares to be valued for this purpose at their Market Value per Share on the date of exercise) or (iii) a combination of the foregoing, as may be selected by the Optionee at the time of exercise. The Board of Directors may provide for the deferred payment of the option price from the proceeds of sale through a broker of some or all of the shares of Common Stock to which any exercise relates.

    (d) Successive grants may be made to the same Eligible Employee whether or not any Option Rights previously granted to such Eligible Employee remain unexercised.

    (e) Each grant shall specify the maximum period, not in excess of 10 years from the date of grant, during which the Option Rights shall continue in effect.

    (f) Each grant shall specify the period or periods of continuous employment by the Optionee with the Company or any Subsidiary which are necessary before the Option Rights or installments thereof will become exercisable. Any grant may permit acceleration of exercisability upon the occurrence of specified events and may permit acceleration of exercisability after termination of the Optionee's employment but not beyond 10 years from the date of grant, as follows: in the event of the Optionee's termination due to disability or retirement with the Company's consent, up to 5 years after termination or retirement; in the event of the Optionee's death, up to 1 year from the date of death; and in the event of any other termination, up to 30 days from the date of termination.

    (g) Option Rights granted under this Plan may be (i) options which are intended to qualify under particular provisions of the Internal Revenue Code, as in effect from time to time, (ii) options which are not intended to so qualify, or (iii) combinations of the foregoing.

    (h) The date of grant of each Option Right shall be the date of its authorization by the Board of Directors.

    (i) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Employee and shall contain such terms and provisions, consistent with this Plan, as the Board of Directors may approve.

    5. GRANTS OF APPRECIATION RIGHTS. The Board of Directors may also authorize the granting to Eligible Employees of Appreciation Rights in respect of Option Rights granted hereunder or under any other stock option plan approved by the shareholders of the Company. An Appreciation Rights shall be a right of the Optionee, exercisable by surrender of the related Option Right, to receive from the Company an amount which shall be determined by the Board of Directors and shall be expressed as a percentage of the Spread (not exceeding 100%) at the time of exercise. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) Any grant may specify that the amount payable on exercise of an Appreciation Right may be paid by the Company in cash, in shares of Common Stock, or any combination thereof, and may either grant to the Optionee or retain in the Board of Directors the right to elect among those alternatives.

    (b) Any grant may specify that the amount payable on exercise of an Appreciation Right (valuing shares of Common Stock for this purpose at their Market Value per Share at the date of exercise) may not exceed a maximum specified by the Board of Directors at the date of grant.

    (c) Any grant may specify waiting periods before exercise and permissible exercise dates or periods. No Appreciation Right shall be exercisable except at a time when the related Option Rights is also exercisable.

    (d) Upon exercise of any Option Right, the related Appreciation Right shall automatically be cancelled; upon exercise of any Appreciation Right, the related Option Right shall automatically be cancelled.

    (e) Each grant of an Appreciation Right shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Optionee, which notification shall describe such Appreciation Right, identify the related Option Right, state that such Appreciation Right is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board of Directors may approve.

    6. GRANTS OF LTIP UNITS. The Board of Directors may also authorize the granting to Eligible Employees of LTIP Units. Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) The Award Value of each LTIP Unit shall be established in connection with its grant.

    (b) The Performance Period with respect to each LTIP Unit shall be such period of time as shall be determined by the Board of Directors in connection with its grant. The Performance Period shall not be less than three years except that the Board of Directors may provide for premature termination of the Performance Period in respect of outstanding grants of LTIP Units in connection with any event or transaction of the types described in Paragraph 9 of this Plan.

    (c) LTIP Units shall be deemed earned by an Eligible Employee based upon achievement by him or her of the management objectives specified by the Board of Directors in connection with the grant (the "Management Objectives"). Such Management Objectives may be described in terms of Company-wide objectives (including but not limited to achievement of specified increases of earnings per share of Common Stock or return on stockholders' equity or some combination thereof) or of objectives which are related to performance of the division or subsidiary within the Company in which such Eligible Employee is employed. Management Objectives related to any particular grant of LTIP Units need not be the same as those relating to any other grant, whether made at the same or a different time. The Board of Directors shall specify in connection with each grant of LTIP Units a minimum acceptable level of achievement of the relevant Management Objectives (the "Minimum"). If during the Performance Period relating to any LTIP Units events or transactions should occur which, in the sole judgment of the Board of Directors, are unrelated to the performance of the Eligible Employee and result in distortion of the Management Objectives or Minimum relating to such LTIP Unit, the Board of Directors may adjust such

Management Objectives or Minimum upward or downward to eliminate such distortion.

    (d) The Board of Directors shall, promptly after the date on which the necessary financial or other information for a particular Performance Period becomes available, determine the extent to which the LTIP Unit to which such Performance Period relates has been earned by the Eligible Employee through achievement of the relevant Management Objectives, in accordance with the following:

         (i) If the Management Objectives have been attained, the Eligible Employee shall be deemed to have earned 100% of the Award Value of such LTIP Unit. If the Management Objectives have been exceeded, or if the Management Objectives have not been attained but the relevant Minimum has been attained or exceeded, the percentage of the LTIP Unit deemed earned by the Eligible Employee may be a higher or lower percentage of the Award Value as determined in accordance with a formula prescribed by the Board of Directors at the time such LTIP Unit was granted, but not in excess of the Maximum. If the Minimum has not been attained, the Eligible Employee shall be deemed not to have earned the LTIP Unit.

         (ii) If an Eligible Employee's employment has terminated because of death, disability or retirement at or after normal retirement age (or earlier with the consent of the Board of Directors) under a retirement plan of the Company or a Subsidiary prior to the end of the Performance Period, the extent to which an LTIP Unit shall be deemed to have been earned, as calculated at the end of the Performance Period, shall be determined as if such Eligible Employee's employment had not terminated and the result shall be multiplied by a fraction, the numerator of which is the number of days such Eligible Employee was employed during the Performance Period and the denominator of which is the total number of days in the Performance Period. If an Eligible Employee's employment terminates for any reason other than as described in the preceding sentence, the Eligible Employee shall be deemed not to have earned the LTIP Unit unless the Board of Directors determines otherwise in its sole discretion (in which event the extent to which the LTIP Unit shall be deemed to have been earned shall not exceed the amount determined pursuant to the preceding sentence).

    (e) The Payment Value of any LTIP Unit shall be equal to the Award Value times the percentage thereof (not in excess of the Maximum) deemed earned by the Eligible Employee as determined pursuant to Paragraph 6(d) of this Plan.

    (f) Not later than 15 days after a determination has been made pursuant to Paragraph 6(d) of this Plan with respect to any LTIP Unit, the Board of Directors shall cause the Eligible Employee to be notified in writing of such determination and shall cause the Payment Value of such LTIP Unit to be paid to the Eligible Employee in cash or in shares of Common Stock, or in any combination thereof. For purposes hereof, shares of Common Stock shall be valued at their Market Value per Share on the date the Board of Directors determines the extent to which the LTIP Unit has been earned.

    (g) Each grant of an LTIP Unit shall be evidenced by a notification executed on behalf of the Company by any officer and delivered to and accepted by the Optionee, which notification shall describe such LTIP Unit, state that such LTIP Unit is subject to all the terms and conditions of this Plan, and contain such other terms and provisions, consistent with this Plan, as the Board of Directors may approve.

    7. DIVIDEND CREDITS. No Dividend Credits will be allocated under the Plan on or after May 4, 1994. All Dividend Credits allocated prior to May 4, 1994 shall be governed by the Plan as in effect prior to such date.

    8. TRANSFERABILITY. No Option Right, Appreciation Right, LTIP Unit, Restricted Stock or Dividend Credit shall be transferable by an Optionee or grantee other than by will or the laws of descent and distribution except that the Compensation Committee may in its sole discretion approve a transfer of Option Rights by an Optionee to members of the Optionee's family or to a trust for the benefit of the Optionee or members of the Optionee's family. Option Rights and Appreciation Rights shall be exercisable during the Optionee's lifetime only by the Optionee or by his or her guardian or legal representative or, in the case of a transfer of the Option Rights to members of the Optionee's family or to a trust for the benefit of the Optionee or members of the Optionee's family, shall be exercisable by the transferee or its legal representative.

9. ADJUSTMENTS. The Board of Directors may make or provide for such adjustments in the maximum number of shares specified in Paragraph 3 of this Plan, in the numbers of shares of Common Stock covered by outstanding Option Rights and Appreciation Rights granted hereunder, and in the prices per share applicable to such Option Rights and Appreciation Rights, as such Board in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to any of the foregoing.

    10. FRACTIONAL SHARES. The Company shall not be required to issue any fractional share of Common Stock pursuant to this Plan. The Board of Directors may provide for the elimination of fractions or for the settlement of fractions in cash.

    11. WITHHOLDING TAXES. The Company shall have the right to deduct from any payment under this Plan an amount equal to the federal, state and local taxes required to be withheld by it with respect to such payment and, if the cash portion of any such payment is less than the amount of taxes required to be withheld, to require the Optionee or other person receiving such payment, as a condition of and prior to such payment, to pay to the Company the balance of such taxes so required to be withheld.

    12.  ADMINISTRATION OF THE PLAN.

    (a) This Plan shall be administered by the Board of Directors, which may from time to time delegate all or any part of its authority under this Plan to a Compensation Committee of not less than three Directors appointed by the Board of Directors, each of whom shall be a "disinterested person" within the meaning of Rule 16b-3 of the Securities and Exchange Commission or any successor rule to the same effect ("Rule 16b-3"). To the extent of such delegation, references herein to the "Board of Directors" shall include the Committee. A majority of the Committee shall constitute a quorum, and the action of the members of the Committee present at any meeting at which a quorum is present, or acts unanimously approved in writing, shall be acts of the Committee.

    (b) The interpretation and construction by the Board of Directors of any provision of this Plan or of any agreement, notification or document evidencing the grant of Option Rights, Appreciation Rights, LTIP Units or Dividend Credits and any determination by the Board of Directors pursuant to any provision of this Plan or of any such agreement, notification or document shall be final and conclusive. No member of the Board of Directors shall be liable for any such action or determination made in good faith.

    13.  AMENDMENTS, ETC.

    (a) This Plan may be amended from time to time by the Board of Directors but without further approval by the stockholders of the Company no such amendment shall (i) increase the maximum number of shares specified in Paragraph 3 of the Plan (except that adjustments authorized by Paragraph 9 of this Plan shall not be limited by this provision), (ii) change the definition of "Eligible Employees," or (iii) cause Rule 16b-3 to become inapplicable to this Plan.

    (b) The Board of Directors may, with the concurrence of the affected Optionee, cancel any agreement evidencing Option Rights granted under this Plan. In the event of such cancellation, the Board of Directors may authorize the granting of new Option Rights (which may or may not cover the same number of shares which had been the subject of the prior agreement) in such manner, at such option price and subject to the same terms, conditions and discretions as, under this Plan, would have been applicable had the cancelled Option Rights not been granted.

    (c) In case of termination of employment by reason of death, disability or retirement at or after normal retirement age (or earlier with the consent of the Board of Directors) under a retirement plan of the Company or a Subsidiary of an Optionee who holds an Option Right or Appreciation Right not immediately exercisable in full, the Board of Directors may, in its sole discretion, accelerate the time at which such Option Right or Appreciation Right may be exercised.

    14. TERMINATION OF 1979 PLAN. The Company's 1979 Executive Incentive Compensation Plan shall be terminated as of the date of approval of this Plan by the stockholders of the Company but without prejudice to any award outstanding thereunder.

    15. GRANTS OF RESTRICTED STOCK. The Board of Directors may also authorize the granting to Eligible Employees of shares of Common Stock designated as restricted (hereafter "Restricted Stock"). Each such grant may utilize any or all of the authorizations, and shall be subject to all of the limitations, contained in the following provisions:

    (a) The Restricted Stock shall be subject to such restrictions on transfer and risk of forfeiture as the Board of Directors may impose, which restrictions may lapse or expire separately or in combination at such time or times, in such installments or otherwise, as the Board of Directors may deem appropriate.

    (b) Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board of Directors may deem appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates. In the event any stock certificate is issued in respect of the Restricted Stock granted under the Plan, such certificate shall be registered in the name of the Eligible Employee and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock.

    (c) Except as otherwise determined by the Board of Directors, upon attainment of a predetermined event as established by the Board of Directors for any reason during the applicable restriction period, all Restricted Stock of the Eligible Employee subject to identical restrictions shall be forfeited by the Eligible Employee and reacquired by the Company.

    (d) Each grant of Restricted Stock shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Employee and shall contain such terms and provisions, consistent with this Plan, as the Board of Directors may approve.

    16.  DIRECTORS STOCK OPTION PLAN.

    (a) PURPOSE. The purpose of this stock option plan for non-employee directors of the Company is to attract and retain directors and encourage directors to become significant holders of the Company's Common Stock and thereby identify more closely with the stockholders' interests.

    (b)  DEFINITIONS.  As used in this Paragraph 16,

         (i) All of the terms defined in Paragraph 2 of the Plan shall have the same meanings for purposes of this Paragraph 16 except that the term "Option Right" shall mean, in addition to the meaning set forth in Paragraph 2(1), the right to purchase a share of Common Stock upon exercise of an option granted pursuant to Paragraph 16 of the Plan.

         (ii) The term "Directors Stock Option Plan" means the plan set forth in this Paragraph 16.

         (iii) The term "Eligible Director" means a non-employee director of the Company in office on the date of adoption of the Directors Stock Option Plan by the Board of Directors and after such date any director elected for the first time to the Board of Directors provided that such director is at the time of such election not a full-time employee of the Company.

    (c) GRANTS. Options to purchase 10,000 shares of Common Stock (as adjusted pursuant to Paragraph (d) below) shall be granted to each Eligible Director on the date of adoption of the Directors Stock Option Plan by the Board of Directors, subject to the approval of this amendment to the 1988 Long-Term Incentive Plan by the stockholders of the Company at the 1991 Annual Meeting of Stockholders and any adjournment thereof, and up to six future Eligible Directors on the business day on which such Eligible Director is elected to the Board of Directors. Each such grant shall be subject to the following terms and conditions:

         (i) Each grant shall specify an option price per share equal to the Market Value per Share on the date of grant.

         (ii) Each grant shall specify that the option price shall be payable at the time of exercise (A) in cash or by check acceptable to the Company,
    (B) by delivery to the Company of shares of Common Stock that have been owned by the Optionee not less than six months equal in value to the option price (such shares to be valued for this purpose at their Market Price per Share on the date of exercise) or (C) a combination of the foregoing, as may be selected by the Optionee at the time of exercise.

         (iii) Each option granted under the Directors Stock Option Plan shall have a stated expiration date of not more than ten years from the date of grant and shall be subject to earlier expiration or termination as hereinafter provided. If any Optionee subsequently becomes an employee of the Company while remaining a member of the Board of Directors, any options held under the Directors Stock Option Plan by such individual at the time of commencement of employment shall not be affected thereby.

         (iv) The Option Rights granted under the Directors Stock Option Plan shall become exercisable over a period of three years from the date of grant, with one-third of the Option Rights becoming exercisable on the first anniversary of the grant, one-third on the second anniversary and the balance on the third anniversary.

         (v) In the event of termination of service on the Board by an Optionee, other than by reason of retirement, disability or death as set forth in subparagraph (vi) hereof, the then outstanding Option Rights of such Optionee may be exercised only to the extent they were exercisable on the date of such termination and shall expire three months after such termination or on their stated expiration date, whichever occurs first, except that in the event the Optionee's service on the Board is terminated for cause, such individual's Option Rights shall expire on the date of such termination.

         (vi) In the event of termination of an Optionee's service by reason of (A) retirement as a director under the Board of Directors' retirement policy or the total and permanent disability of the Optionee, each of the Option Rights of such Optionee shall immediately become exercisable in full and expire three years after the date of retirement or disability, but in no event after the stated expiration date, except that if a retired or disabled Optionee dies within such three year period, the expiration date shall be reduced from that otherwise applicable to one year from the date of death or (B) the death of an Optionee, each of the Option Rights of such Optionee shall immediately become exercisable in full and expire one year after the date of death, but in no event after the stated expiration date.

         (vii) No fractional shares of Common Stock shall be issued pursuant to the exercise of Option Rights, but in lieu thereof, the cash value of such fraction shall be paid.

         (viii) Each grant of Option Rights shall be evidenced by an agreement executed on behalf of the Company by any officer and delivered to and accepted by the Eligible Director and shall contain such terms and conditions, consistent with the Directors Stock Option Plan, as the committee established in subparagraph (d) below shall approve.

    (d) CERTAIN ADJUSTMENTS. A committee consisting of the directors who are not eligible to participate in the Directors Stock Option Plan (the "DSOP Committee") shall have the power to make ministerial decisions with respect to the Directors Stock Option Plan and the Option Rights granted thereunder including but not limited to the power to make such adjustments in the option price and the number or kind of shares or other securities covered by the outstanding Option Rights as it in its sole discretion may determine is equitably required to prevent dilution or enlargement of the rights of Optionees that otherwise would result from any stock dividend, stock split, combination of shares, recapitalization or other change in the capital structure of the Company, merger, consolidation, spin-off, reorganization, partial or complete liquidation, issuance of rights or warrants to purchase securities, or any other corporate transaction or event having an effect similar to the foregoing. The determination of the DSOP Committee as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. The DSOP Committee shall have no authority or discretion with respect to the eligibility or selection of directors to receive Option Rights under the Directors Stock Option Plan, the times at which Option Rights shall be granted or become exercisable, the aggregate number of shares subject to the Directors Stock Option Plan and the number of shares subject to any grants of Option Rights, or the purchase price thereunder except as specifically provided above.

    (e) NON-STATUTORY OPTIONS. All Option Rights granted under the Directors Stock Option Plan shall be non-statutory options not intended to qualify under
Section 422A of the Internal Revenue Code of 1986, as amended (the "Code"). Each Option Right granted under the Directors Stock Option Plan shall provide that such Option Right shall not be treated as an "incentive stock option" as that term is defined in Section 422A(b) of the Code.

    (f) MISCELLANEOUS. Except as otherwise provided in this Paragraph 16 and except for the Dividend Credits established by Paragraph 7 of the Plan, all of the terms and provisions of the Plan shall apply to the shares available and Option Rights granted under the Directors Stock Option Plan, the Optionees under the Directors Stock Option Plan and the operation and administration of the Directors Stock Option Plan, provided, however, that in no event shall provisions of the Directors Stock Option Plan be amended more than once every six months.


                                          13